UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 9, 2008

Geotec, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315

(Commission File Number)

59-3357040

(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida  33444

(Address of Principal Executive Offices)    (Zip Code)

(561) 276-9960

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1--Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

MASTER DEVELOPMENT AGREEMENT WITH TTI TECHNOLOGIES, INC.

On April 8, 2008, Geotec, Inc. (“Geotec” or the “Company”) entered into a Master Development Agreement (the “Agreement”) with TTI Technologies, Inc. (“TTI”) of Omaha, Nebraska (jointly referred to as the “Parties”), regarding further development of Geotec’s proprietary enzyme/protein technology (the “Technology”).  The Parties contemplate that the Technology will be utilized in connection with bio-refinery units (each, a “Facility”) for the recovery of saleable coal or any other substance recovered from a designated site that creates revenue from the sale of gob, culm, lignite, or other lower grade or dirty coals or carbon fly ash and for the remediation of soils (the “Process”).  Each Facility will be established to process 20 million tons of coal.

The Agreement is for a term of ten (10) years and contemplates two separate scenarios involving the construction and operation of Facilities.  For a period of 12 months following the date of the Agreement, regarding projects identified and proposed by Geotec, TTI will advise and assist Geotec in the further development of the Process and in the procurement and construction of the initial equipment for a commercial scale Facility.  Geotec has granted a right of first refusal to TTI or one of its affiliates (which may be exercised after the initial 12-month term of this Agreement) to render certain management, administrative, operational and support services in connection with the operation of each Facility controlled by Geotec.

Geotec has granted TTI the right to establish at one or more locations selected and acquired by TTI, up to ten (10) projects utilizing Geotec’s proprietary Technology and the Process.  Under this scenario, Geotec will be paid its production costs for the Technology plus one dollar ($1.00) per ton of saleable product generated from the Process.  Additionally, Geotec will receive a portion of the Net Revenues derived from the TTI projects.

In addition to the generation of revenue, the Parties expect that the Process will generate tax credits under Section 45 of the Internal Revenue Code of 1986, as amended.  TTI has substantial experience in connection with the monetization or operation of facilities producing in excess of 40 million tons of solid synthetic fuel (from coal) intended to generate tax credits under Section 29 (now Section 45K) of the Internal Revenue Code.

The Agreement references two related agreements, the forms of which are attached as exhibits to the Agreement. These related agreements include an operating agreement and a supply agreement regarding the operation of each Facility by TTI and/or one of its affiliates and the supplying of the Technology to each Facility by Geotec, respectively. The related agreements will be executed by the Parties upon commencement of each project utilizing a Facility and the Process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC, INC.

By:

/s/:  Bradley T. Ray

Bradley T. Ray, Chief Executive Officer

DATED:  April 9, 2008.

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